August 10, 2018

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Dear Sir/Madam:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 1,109 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the "Registration Statement"), of Northern Lights Fund Trust (the “Trust”), a Delaware statutory trust.

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 1,109 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 1,109 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

EXHIBIT A

1. 13D Activist Fund
2. AlphaCore Absolute Fund
3. AlphaCore Statistical Arbitrage Fund
4. Altegris Futures Evolution Strategy Fund
5. Altegris Managed Futures Strategy Fund
6. Altegris/AACA Opportunistic Real Estate Fund
7. Altegris/AACA Real Estate Income Fund
8. Altegris GSA Trend Strategy Fund
9. Ascendant Deep Value Bond Fund
10. Ascendant Tactical Yield Fund
11. Patriot Balanced Fund
12. Patriot Fund
13. Astor Dynamic Allocation Fund
14. Astor Sector Allocation Fund
15. Astor Macro Alternative Fund
16. Beech Hill Total Return Fund
17. Biondo Growth Fund
18. Biondo Focus Fund
19. BTS Tactical Fixed Income Fund
20. BTS Managed Income Fund
21. Chadwick & D’Amato Fund
22. Changing Parameters Fund
23. CMG Mauldin Solutions Core Fund
24. CMG Tactical All Asset Strategy Fund
25. CMG Tactical Bond Fund
26. Equinox Mutual Hedge Futures Strategy Fund
27. FX Strategy Fund
28. Grant Park Multi-Alternative Strategies Fund
29. Grant Park Absolute Return Fund
30. Grant Park Fixed Income Fund
31. KCM Macro Trends Fund
32. Ladenburg Aggressive Growth Fund 33. Ladenburg Growth Fund
34. Ladenburg Growth & Income Fund
35. Ladenburg Income Fund
36. Ladenburg Income & Growth Fund
37. Leader Short-Term Duration Bond Fund
38. Leader Total Return Fund
39. Leader Floating Rate Fund
40. Navigator Duration Neutral Bond Fund
41. Navigator Equity Hedged Fund
42. Navigator Sentry Managed Volatility Fund
43. Navigator Tactical Fixed Income Fund
44. Power Dividend Index Fund
45. Power Dividend Mid-Cap Index Fund
46. Power Floating Rate Index Fund
47. Power Income Fund
48. Power Momentum Index Fund
49. Power Global Tactical Allocation/JAForlines Fund

50. Eagle MLP Strategy Fund
51. Athena Value Fund
52. Deer Park Total Return Credit Fund
53. Princeton Premium Fund
54. Princeton Long/Short Treasury Fund
55. Probabilities Fund
56. Probabilities Sector Rotation Fund
57. PSI All Asset Fund
58. PSI Total Return Fund
59. PSI Strategic Growth Fund
60. PSI Tactical Growth Fund
61. PSI Opportunistic Fund
62. Sierra Strategic Income Fund
63. Sierra Tactical All Asset Fund
64. RiskPro® PFG Aggressive 30+Fund
65. RiskPro® PFG 30+ Fund
66. RiskPro® 30+ Fund
67. RiskPro® Aggressive 30+ Fund
68. RiskPro® Dynamic 0-10 Fund
69. RiskPro® Dynamic 15-25 Fund
70. RiskPro® Dynamic 20-30 Fund
71. RiskPro® PFG Balanced 20-30 Fund
72. RiskPro® PFG Equity 30+ Fund
73. RiskPro® PFG Global 30+ Fund
74. RiskPro® Tactical 0-30 Fund
75. RiskPro® PFG 0-15 Fund
76. RiskPro® Alternative 0-15
77. Agility Shares Dynamic Tactical Income ETF
78. Agility Shares Put Write Enhanced Equity ETF
79. Agility Shares Managed Risk Equity ETF
80. Agility Shares Tactical Core Fixed Income ETF
81. Toews Tactical Income Fund
82. Toews Tactical Monument Fund
83. Toews Tactical Opportunity Fund
84. Toews Tactical Oceana Fund
85. Toews Tactical Growth Allocation Fund
86. Toews Unconstrained Income Fund
87. Toews Tactical Defensive Alpha Fund
88. TransWestern Institutional Short Duration Government Bond Fund
89. Zeo Short Duration Income Strategic Income Fund